Exhibit 10.76

PROPRIETARY INFORMATION

CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND

FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION

PATENT LICENSE AGREEMENT

BETWEEN

INTERDIGITAL COMMUNICATIONS CORPORATION,

INTERDIGITAL TECHNOLOGY CORPORATION

AND

NOKIA CORPORATION

PROPRIETARY INFORMATION

TABLE OF CONTENTS

ARTICLE I	2

1.1 Definitions	2

ARTICLE II	2

2.1 ITC Grant	2

ARTICLE III	6

3.1 Royalty Payments	6

ARTICLE IV	19

4.1 Term	19
4.2 Termination for Default	19

ARTICLE V	21

5.1 Payments/Reports	21
5.2 Currency Conversion	21
5.3 Oppositions	21
5.4 Release	22
5.5 Audit	22
5.6 Nokia Identification on Covered Subscriber Units/Covered Infrastructure	22
5.7 Limited Warranty	22
5.8 Affiliate Performance	22
5.9 Limitation	23
5.10 Acquisitions/Assignment	23
5.11 Entire Agreement/Amendment	25

PROPRIETARY INFORMATION

PATENT LICENSE AGREEMENT

THIS IS A PATENT LICENSE AGREEMENT (the “Agreement”) entered into as of the Effective Date between InterDigital Communications Corporation, a corporation organized and existing under the laws of the Commonwealth of Pennsylvania, with a mailing address at 781 Third Avenue, King of Prussia, Pennsylvania 19406, InterDigital Technology Corporation (“ITC”), a Delaware corporation with a mailing address of 300 Delaware Avenue, Suite 527, Wilmington, DE 19801, and Nokia Corporation (“Nokia”), a company organized and existing under the laws of Finland, with a mailing address of Keilalahdentie 4, SF-02150 Espoo, Finland.

PREAMBLE

IDC has developed extensive digital communications technology experience involving both TDMA and code division multiple access (CDMA) technologies. ITC has an extensive and valuable portfolio of patents covering digital wireless telephone systems utilizing TDMA and CDMA technologies. ITC owns and has the right to license the ITC Patents.

In conjunction with the execution of this Patent License Agreement, ITC, IDC and Nokia are executing a TDD Development Agreement, providing for substantial value to IDC and ITC in the form of a funded development effort, a significant opportunity to license others under the Third Generation technology being developed, and the ability to procure Third Generation equipment [**].

In consideration of the substantial value being provided to InterDigital under the TDD Development Agreement, ITC is willing to grant Nokia a world-wide, non-exclusive license under the InterDigital Patents, and Nokia desires to obtain such a license, on the terms set forth below.

NOW, THEREFORE, in consideration of the mutual promises contained herein, and intending to be legally bound, the parties agree as follows:

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

ARTICLE  I    DEFINITIONS

1.1	Definitions. As used herein, the terms set forth in the Master Agreement, Exhibit 1 thereto, when used with initial capital letters in this Agreement, including any Exhibits, attachments or amendments, shall have the meanings described in such Exhibit 1 .

ARTICLE  II    LICENSE GRANT

2.1	InterDigital Grant. ITC hereby grants and shall cause IDC and their Affiliates to grant to Nokia a non-exclusive, non-transferable, worldwide, royalty-bearing license under the InterDigital Patents (excluding Patents for which the license is provided under the TDD Development Agreement) to design, make, have made (if substantially designed by Nokia), use, import, sell and otherwise distribute Covered Subscriber Units and Covered Infrastructure.

The grant above shall not include, by implication or otherwise, any license for components, except when used solely as a part and within the licensed products defined above.

The licenses granted in this Agreement shall extend to the Affiliates of Nokia but only as long as and to the extent that such entities remain Affiliates. Any licenses granted herein shall terminate by the time an entity ceases to be an Affiliate of Nokia.

2.2	Conditions and Limitations on InterDigital Grant.

2.1.1	The license grant set forth in Section 2.1 shall exclude the right to grant sublicenses under the InterDigital Patents.

PROPRIETARY INFORMATION

2.2.2	As used in Section 2.1, Covered Subscriber Units and Covered Infrastructure shall be that equipment designed by or for Nokia or its Affiliates and which are used by Nokia or its Affiliates or sold by Nokia or its Affiliates, in completed form, to its customers, including without limitation operators, end-users or retail distributors. Provided Nokia is not in default of its obligations hereunder, Nokia’s and its Affiliates’ customers that without limitation are operators, resellers and end-users but who are not also telecommunications suppliers (other than retail) will receive a pass-through license for sale (including lease) or use of Covered Subscriber Units and Covered Infrastructure for which a royalty has been paid hereunder (to the extent royalties are payable hereunder). Neither this Agreement nor any payments made hereunder, are intended, nor should they be construed, as exhausting ITC’s rights to royalties or damages or other compensation from unlicensed purchasers.

2.2.3	The Nokia Group shall have no rights to transfer licenses under the InterDigital Patents through the sale of ASICs, software or other parts to third parties; provided, however, the foregoing limitation will not limit the Nokia Group’s right to provide spare parts and enhancements for licensed Covered Subscriber Units and Covered Infrastructure.

2.2.4	The sale of any item of Covered Subscriber Units or Covered Infrastructure shall not convey any licenses or other rights to Subscriber Units or Infrastructure made by third parties used in conjunction with such Covered Subscriber Units and Covered Infrastructure. For example, sale or use of a Nokia master switching center with a base station manufactured by Ericsson will not convey any rights under the InterDigital Patents to such base station or its use. ITC shall have the right to initiate legal action against such third parties for direct or contributory infringement to the same extent as if this license had not been executed.

PROPRIETARY INFORMATION

2.3	Nokia License Grant. Nokia hereby grants and shall cause its Affiliates to grant to ITC a non-exclusive, non-transferable, worldwide, [**] (except for Section 5.15.1) license under the Nokia Patents (excluding Patents for which the license is provided under the TDD Development Agreement) to design, make, have made (if substantially designed by ITC), use, import, sell and otherwise distribute Covered Subscriber Units, Covered Infrastructure, UltraPhone Products and B-CDMA Products.

The grant above shall not include, by implication or otherwise, any license for components, except when used solely as a part and within the licensed products defined above.

The licenses granted in this Agreement (including without limitation Section 2.5) shall extend to IDC and the Affiliates of IDC but only as long as and to the extent that (i) ITC is Controlled by IDC and (ii) such other entities remain Affiliates of IDC. Any licenses granted herein in respect of a particular entity shall terminate by the time an entity ceases to be an Affiliate of IDC or ITC ceases to be Controlled by IDC.

2.4	Conditions and Limitations on Nokia Grant.

2.4.1	The license grant set forth in Section 2.3 shall exclude the right to grant sublicenses under the Nokia Patents.

2.4.2	As used in Section 2.3, Subscriber Units and Covered Infrastructure shall be that equipment designed by or for IDC or its Affiliates and which are sold by IDC or its Affiliates, in completed form, to their customers, including without limitation operators, end-users or retail

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

distributors. Provided IDC is not in default of its obligations hereunder, IDC’s and its Affiliates’ customers that are, without limitation, operators, resellers and end-users but who are not also telecommunications suppliers (other than retail) will receive a pass-through license for sale (including lease) or use of Covered Subscriber Units, Covered Infrastructure, for which a royalty has been paid hereunder (to the extent royalties are payable hereunder). Neither this Agreement nor any payments made hereunder, are intended, nor should they be construed, as exhausting Nokia’s or its Affiliates rights to royalties or damages or other compensation from unlicensed purchasers.

2.4.3	InterDigital shall have no rights to transfer licenses under the Nokia Group Patents through the sale of ASICs, software or other parts to third parties; provided, however, the foregoing limitation will not limit InterDigital’s right to provide spare parts and enhancements for licensed Covered Subscriber Units Covered Infrastructure, B-CDMA Products and UltraPhone Products.

2.4.4	The sale of any item of Covered Subscriber Units or Covered Infrastructure shall not convey any licenses or other rights to Subscriber Units or Infrastructure made by third parties used in conjunction with such Covered Subscriber Units and Covered Infrastructure. Nokia shall have the right to initiate legal action against such third parties for direct or contributory infringement to the same extent as if this license had not been executed.

2.5	Nokia [**]. Nokia hereby agrees [**] (and shall ensure that its Affiliates [**] of the Nokia Group Patents [**] (i) ITC as regards the design, manufacture, have made, sale, import, distribution or use of B-CDMA ASICs or modems in or

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

for B-CDMA Products or UltraPhone ASICs or modems in or for UltraPhone Products, or (ii) any Existing InterDigital UltraPhone Licensee or Existing InterDigital B-CDMA Licensee as regards the design, manufacture, have made, sale, import, distribution or use of UltraPhone Products or B-CDMA Products to the extent licensed by ITC or (iii) any purchaser of B-CDMA or UltraPhone ASICs or modems from ITC as regards the design, manufacture, have made, sale, import, distribution or use of such modems or ASICs in B-CDMA Products or UltraPhone Products but with such [**] extending to only those Patent claims that are technically necessary for the features, functions, or processes performed by the B-CDMA or UltraPhone ASIC or modem; provided further, however, that such [**] set forth in (ii) and (iii) shall not apply as to (a) any portion of the B-CDMA Product or UltraPhone Product built to comply with a Covered Standard or (b) entities set forth in (ii) if such entities assert their patents against Nokia TDD Products or Covered Subscriber Units and Covered Infrastructure complying with TETRA, or entities set forth in (iii) if such entities assert their Patents against Nokia Group.

ARTICLE  III    ROYALTY RATES/PAYMENTS

3.1	Royalty Payments.

3.1.1	Period 1.

(A)	Initial Payment. Subject to the provisions of Section 3.1.1 (C), 3.1.1(D), and 5.10.2, Nokia, in satisfaction of its royalty obligation for Covered Subscriber Units or Covered Infrastructure (excluding Covered Subscriber Units and Covered Infrastructure complying with [**]) sold by Nokia or its Affiliates (but only during the period of affiliation) up to the

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

end of Period 1, shall pay to ITC thirty-one million, five hundred thousand U.S. dollars ($US31,500,000.00). Such payment shall be irrevocable and non-refundable.

(B)	[**] Units:

(i)	Nokia shall pay ITC an additional, non-refundable amount of $U.S.[**] for each Covered Subscriber Unit complying with [**] (“Per Unit Rate”) sold by Nokia or its Affiliates on or after the Effective Date. This payment is intended to cover the [**] functionality of the [**] Covered Subscriber Units and additional consideration for the functionality implementing other Covered Standards (excluding that functionality covered under any royalty-free license granted to Nokia under the TDD Development Agreement for TDD Products) shall be provided under the provisions of Section 3.1.1(A), as adjusted in Sections 3.1.1(C) and (D). In consideration of the payment set forth in Section 3.1.1(A), ITC hereby releases and acquits Nokia and its Affiliates (as of the Effective Date and only during the period of Affiliation) from any and all claims of infringement of the InterDigital Patents by the making, selling or distributing of Covered Subscriber Units built to comply with only [**] prior to the Effective Date. Nokia and ITC shall also negotiate in good faith on the royalty to be payable if and when Nokia or its Affiliates begin to manufacture Infrastructure complying with [**].

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(ii)	Provided Nokia is not in default of its obligations hereunder, Nokia shall be treated as a most favored licensee (“MFL”) under the InterDigital Patents with regard to Covered Subscriber Units complying with [**] Products sold by Nokia or its Affiliates during Period 1, such MFL being as to those previously entirely un-licensed entities having assets in excess of $US[**] or sales at time of agreement execution in excess of [**] Covered

Subscriber Units (“Large Entity”) and executing a license agreement with ITC covering [**]. If a Large Entity executing such agreement with ITC was partially licensed by ITC prior to the Effective Date, Nokia shall also have the right to substitute a revised Per Unit Rate in this Agreement with the terms in such agreement if such agreement (a) covers at least one previously unlicensed Patent that is technically necessary when manufacturing, selling or using Covered

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

Subscriber Units complying with [**] or, (b) extends to multimode products, combining [**] and any other previously unlicensed air interface technology, but only to the extent such patent is used in Covered Subscriber Unit. In determining the revised Per Unit Rate, all the relevant factors under the applicable or related license agreements (including the amendment thereto) by the licensee shall be considered in arriving at a revised Per Unit Rate for the [**] functionality of the Covered Subscriber Units to be compared with Nokia’s Per Unit Rate hereunder. Within thirty days of executing any such license agreement as set forth in this Section, ITC shall within thirty (30) days provide Nokia with a copy of such agreements on a confidential basis. Nokia shall make such election within sixty (60) days of receipt of the subject license agreements from ITC; otherwise, Nokia’s MFL rights under this Section shall be deemed waived. If Nokia elects to substitute the more favorable Per Unit Rate, Nokia, as a condition precedent to the effectiveness of the substitute royalty-terms, shall pay all royalties owed under it then existing agreement with ITC for [**] Covered Subscriber Unit sales made prior to the date Nokia executes an agreement with such substitute royalty terms or a maximum of ninety (90) days from the date such MFL Agreement was executed by ITC.

(C)	Competition Adjustment. As an additional royalty payment for Period 1, Nokia will pay ITC an additional [**] DOLLARS ($[**]) [**]. All payments required hereunder shall be made within thirty (30) days of the receipt of ITC’s written notification (including all the material terms thereof) by Nokia that such an agreement has been signed. Such payment shall be non-refundable and be made regardless of whether the [**] become effective in Period 1 or Period 2.

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(D)	Early Termination Payment. If Nokia terminates the TDD Development Agreement for convenience or cause (except as noted below), Nokia shall have the option to (i) terminate Period 1 and commence Period 2, or (ii) pay the following additional amount to ITC, within thirty days of Nokia’s notice of termination under the TDD Development Agreement, based upon the year in which such termination occurs, to permit Period 1 to extend up to an including December 31, 2001:

Year of Termination	Additional Royalty Payment
1999	$U.S. [**]
2000	$U.S. [**]
2001	$U.S. [**]

If Nokia terminates the TDD Project for cause attributable to the gross negligence or willful misconduct of IDC, then Nokia’s shall be required only to make [**] of the payment otherwise required above unless such termination is based on IDC’s willful abandonment of the TDD Project, in which event no payment shall be required hereunder.

(E)	Nokia shall not be required to make full payment under Section 3.1.1 (C) if such payment(s) would result in Nokia’s total payments under this Section 3.1.1 exceeding the upfront payment to be made by such [**] . As used herein, and upfront payment shall mean an unconditional payment to be made by such [**] within twelve months of agreement execution. In such instance, Nokia shall only be required to pay that amount which, when combined with other payments made under this Section 3.1.1, results in Nokia’s total payment being equal to the amount of the upfront payment. Any further royalty obligation of Nokia hereunder to be determined using the provisions set forth under Section 3.1.2.

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

3.1.2	Period 2.

(A)	Commencing in January 2001, or promptly after IDC receives the notice of termination under Article 9 of the TDD Development Agreement, whichever is earlier, Nokia and ITC shall commence negotiations in good faith on the royalty payments to be made by Nokia for sales of Covered Subscriber Units and Covered Infrastructure occurring during Period 2. If the parties are unable to reach an agreement after such good faith negotiations, the royalty obligation shall be determined in accordance with the provisions of Section 3.1.2 (B).

(B)	Absent an agreement by the parties to the contrary, Nokia’s royalty payments during Period 2 shall be determined thru the application of most favored licensee rights, as set forth in this Section. Nokia shall be considered a most favored licensee of ITC with regard to (i) any Major Competitor License Agreement or (ii) other ITC or IDC patent license agreement involving at least IS54/136 and/or GSM and signed on or after the Effective Date with any entities having sales (at time of agreement execution) assets in excess of $US[**] or in excess of [**] Covered Subscriber Units (“Large Entity”) (i) and (ii) collectively being referred to as the “MFL Agreements”). In applying this MFL status, Nokia may elect whether or not to accept a non-Major Competitor License Agreement as an MFL Agreement. If Nokia elects not to accept a non-Major Competitor License Agreement as an MFL Agreement, Nokia shall not be required

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

to make any payments based on such agreement but shall also shall waive any MFL rights as to such agreement. If Nokia accepts such agreement as an MFL agreement, Nokia’s royalty payments during Period 2, subject to Nokia’s exercise of its available MFL rights under future MFL Agreements, shall be determined under (C ) and (D) below. Nokia shall be required to accept as an MFL Agreement the first Major Competitor License Agreement but may later substitute another MFL Agreement, unless the MFL rights to such agreement has been waived by Nokia.

(C)	[**], Nokia shall pay royalties to ITC for Period 2 sales on equivalent terms and conditions as those set forth in the MFL Agreement last imposed on (in the case of the first Major Competitor License Agreement), or selected by (in the case of all other MFL Agreements), except for any payment obligations which shall solely be determined in accordance with Section (C) and (D).

[**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(i)	Once such Royalty Rates have been determined, that Royalty Rate for Period 2 shall be applied to sales made by Nokia and its Affiliates during Period 2. In addition, [**]

(ii)	[**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(iii)	For Period 2, Nokia shall pay royalties to ITC based on the Royalty Rate for Period 2. If the applicable MFL Agreement provided for running royalty payments, Nokia’s payments shall be on the same basis. If the applicable MFL Agreement provided for payment on a lump sum basis, Nokia shall pay on a lump sum basis. As part of the MFL application, Nokia would have to abide by all relevant royalty-bearing terms in the MFL Agreement, except that whenever there is a conflict between the terms of this Agreement (and, if applicable, the Related Agreements) and the MFL Agreement, the terms of this Agreement (and, if applicable, the Related Agreements) shall control to the extent necessary to meet the intent of the parties hereunder.

D.	The procedure for applying Nokia’s MFL rights shall be as follows:

(i)	Until ITC signs a Major Competitor License Agreement, or Nokia selects a non-Major Competitor Agreement as an MFL Agreement Nokia will have no obligation to pay

PROPRIETARY INFORMATION

ITC royalties during Period 2. [**] The parties shall rely on accepted industry reports in assessing [**] market share.

(ii)	Promptly, but no later than thirty (30) days after execution, ITC shall provide a copy of each MFL Agreement on a confidential basis. Within sixty (60) days of Nokia’s receipt of the first Major Competitor License Agreement, or Nokia’s notification to ITC that it may want to exercise MFL rights as to a non-Major Competitor Agreement, the parties will meet to determine, in good faith, how to apply such agreements to Nokia (“Nokia MFL Agreement”). If the parties have failed to execute a Nokia MFL Agreement within sixty (60) days of the either receipt set forth above, either party may declare a dispute and seek resolution under the Dispute Resolution Procedures; provided, however, that, as regards any MFL Agreement except for the first Major Competitor Agreement, Nokia may cancel such dispute if it elects not to accept any such agreement as an MFL Agreement.

(iii)	As regards the second and third Major Competitor Agreements and any other MFL Agreements executed after the first Major Competitor Agreement, ITC shall

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

provide a copy of each Major Competitor License Agreement and other patent license agreement to Nokia promptly but no later than thirty (30) days after execution. If Nokia wishes to take advantage of its MFL rights as regards such agreement, Nokia shall notify ITC of that election within sixty (60) thirty days of receipt of such agreement. Nokia’s failure to notify ITC shall act as a waiver of Nokia’s MFL rights as regards such agreement. If Nokia elects to exercise its MFL rights, the parties will use the procedure outlined above under (ii).

(iv)	[**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(v)	[**]

(vi)	The effective date for the Nokia MFL Agreement (not waived by Nokia) shall be the earlier of (a) the date Nokia elects the MFL Agreement or (b) the date ninety (90) days has passed from the execution of the MFL Agreement.

(vii)	[**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

(viii)	[**]

(ix)	If Nokia is already licensed in a separate agreement under some of the InterDigital Patents, no double royalties shall be due as a consequence of the MFL Agreement for patents licensed under such agreement.

3.1.3	[**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

ARTICLE  IV    TERM/TERMINATION

4.1	Term. The term of this Agreement shall commence on the Effective Date and terminate on December 31, 2006, unless sooner terminated as provided herein.

4.2	Termination for Default. This Agreement may be canceled by either party, upon sixty (60) days’ prior written notice, if the other party is in breach of any of its material obligations hereunder and the breach is not remedied within the notice period. The non-payment of any license fees (except the initial fee and the royalties for [**]) by Nokia because of a good faith disagreement in respect of (i) expiration of Period 1; (ii) occurrence of a Major Competitor Event; (iii) Nokia MFL rights, (iv) terms applicable to the license of Nokia after the occurrence of a competitor event; shall not be a breach of any material obligation hereunder, or (v) other requirements of such payment obligations, until the dispute has been solved in Arbitration in accordance with the Master Agreement. In case of a breach under [**] portion, the parties shall only be entitled to terminate the [**] portion of this Agreement.

4.3	Other Termination Rights. This Agreement may be canceled upon thirty (30)

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

days’ prior written notice by Nokia, if Control of IDC or ITC is acquired by an entity with whom Nokia is licensed under such acquiring entity’s patents and such agreement extends to the patents of ITC.

4.4	Effect of Expiration/Termination. Upon expiration of this Agreement, or termination of this Agreement in accordance with Section 4.2 or 4.3,

4.4.1	Except for Section 4.4.2 and 4.4.3 below, all rights, releases, and licenses granted by the parties hereunder shall terminate as to future sales provided, further that if no Major Competitor event has occurred prior to expiration, Nokia shall have the option to be considered as having made licensed sales up to the expiration provided Nokia agrees to make any payments required under Section 3.1.2 (but not 3.1.1(C)) in the event a Major Competitor event occurs subsequent to such expiration.

4.4.2	To the extent Nokia has, prior a termination due to the material default of IDC or ITC (including terminations arising thru the filing of oppositions), paid to ITC the initial payment of thirty one and one-half (31.50) million U.S. dollars, the paid-up license for Period 1 shall continue and, upon the choice of Nokia, other rights and licenses granted hereunder by ITC to Nokia shall remain in force, along with the related obligations. To the extent Nokia has, prior to a termination due to the default of Nokia or its Affiliates (including terminations arising thru the filing of oppositions), paid to ITC the initial payment of thirty one and one-half (31.50) million U.S. dollars, the paid-up license for Period 1 shall continue along with the obligation to make competition adjustment payments (Section 3.1.1(C)) and TDD Project termination payments (Section 3.1.1(D)) as set forth herein.

4.4.3	If the license or rights hereunder are terminated partially (whenever this

PROPRIETARY INFORMATION

Agreement allows partial termination), such partial termination shall not affect the remaining rights, obligations and licenses of this Agreement.

4.5	Survival. In addition to the foregoing, the following provisions shall survive expiration of this Agreement: 3.1.1(A), 5.1, 5.2, and 5.4.

ARTICLE  V    MISCELLANEOUS

5.1	Payments/Reports. All payments made hereunder shall be non-refundable. During Period 1, Nokia shall provide, on September 1, for the six month period ending June 30, and March 1, for the six month period ending December 31, a royalty report and, if required, royalty payment, as regards Covered Subscriber Units and Covered Infrastructure complying with [**] sold by Nokia and its Affiliates during such period. Each report shall be certified as accurate by Nokia’s Chief Financial Officer or Vice President – Intellectual Property, and set forth the quantity of each type of Covered Subscriber Units and Covered Infrastructure sold, and additional information sufficient to determine the royalties payable for such Covered Subscriber Units and Covered Infrastructure. All such reports shall be held in confidence by ITC.

5.2	Currency Conversion. United States Dollar ($US) denominated sales shall be reported as transacted. Sales denominated in other currencies than United States dollars shall be reported at the US/non-US rate applied generally by Nokia. Such rate shall be defined by Nokia.

5.3	Oppositions. During Period 1, either party may terminate this agreement if the other party formally opposes, or seeks a declaration of invalidity of, any TDMA patent of the other party. [**]

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

the parties will negotiate in good faith on a commercial resolution to the patent issue.

5.4	Release. Nokia hereby releases, and shall cause its Affiliates to release, IDC and its Affiliates from any and all claims of infringement under the Nokia Group for the making, have made, importing, distributing, selling or using of Covered Subscriber Units, Covered Infrastructure, UltraPhone Products and B-CDMA Products prior to the Effective Date.

5.5	Audit. In addition to audit rights granted to both parties in the Master Agreement in respect of the accuracy of payments, Nokia shall have the right to audit ITC and IDC for their compliance with Nokia’s MFL under Sections 3.1.1 (B) and 3.1.2 of this Agreement. Such audit right shall be in accordance, as applicable, with the provisions of Section 6.2 of the Master Agreement.

5.6	Identification on Covered Subscriber Units/Covered Infrastructure Both parties shall, and shall cause its Affiliates to, use reasonable efforts to affix in appropriate product packaging or instructions, to the extent required by the local laws, a label indicating that the products are manufactured or sold under one or more of following patents: [as defined by the other party]

5.7	Limited Warranty. ITC and Nokia each represents and warrants that it has the right to license the licensed patents. Neither ITC, IDC nor Nokia makes any other representation or warranty with regard to the validity of the InterDigital Patents or Nokia Group Patents, or the other party’s ability to use, manufacture, have manufactured or sell Covered Subscriber Units and/or Covered Infrastructure free of infringement of third party intellectual property rights. Neither ITC nor Nokia shall have any obligation to maintain or prosecute InterDigital Patents or Nokia Group Patents.

5.8	Affiliate Performance. Both parties shall be responsible for all actions

PROPRIETARY INFORMATION

required of its Affiliates hereunder and shall be liable to the other party for any adverse action or failure to perform by its Affiliates hereunder.

5.9	Limitation. Nothing in this Agreement shall be construed as: (a) an agreement to bring or prosecute actions against third party infringers of the Nokia Group Patents or InterDigital Patents; (b) conferring any license or right under any patent other than the Nokia Group Patents or InterDigital Patents; or (c) conferring any right to use such Patents outside the field of use defined by the license grant of this Agreement.

5.10	Acquisitions/Assignment. This Agreement is personal to Nokia and ITC and may not be assigned or transferred, nor may any license granted hereunder be assigned or transferred to another entity, whether by operation of law or otherwise, and any attempt to make any such assignment or transfer shall be null and void, except as follows:

5.10.1	Acquisition of InterDigital. If Control of IDC or ITC is acquired by another entity (aside from corporate re-organizations among IDC and its Affiliates), the licenses granted by Nokia to ITC under this Agreement shall, at the sole discretion of Nokia, be either (i) retroactively and prospectively limited to IDC’s then-current product operations (including type and quantity of products produced and reasonable extensions and growth thereof not resulting from the acquisition), or (ii) extended to the comparable business operations of the acquiring entity, with (a) appropriate adjustments being made to IDC’s royalty obligation to address, if necessary, higher than expected volumes, different product categories, etc., as a result of such acquisition, and (b) such entity being required to grant Nokia licenses under its patents comparable to the licenses granted by Nokia to ITC hereunder.

PROPRIETARY INFORMATION

5.10.2	Acquisition of Nokia. If Control of Nokia is acquired by another entity (aside from corporate re-organizations among Nokia and its Affiliates), the licenses granted by ITC to Nokia under this Agreement shall, at the sole discretion of ITC, be either (i) retroactively and prospectively limited to Nokia’s then-current product operations (including type and quantity of products produced and reasonable extensions and growth thereof not resulting from the acquisition), or (ii) extended to the comparable business operations of the acquiring entity, with (a) appropriate adjustments being made to Nokia’s royalty obligation under the Nokia MFL Agreement to address, if necessary, higher than expected volumes, different product categories, etc., as a result of such acquisition, and (b) such entity being required to grant ITC licenses under its patents comparable to the licenses granted by Nokia to ITC hereunder.

5.10.3	Acquisition by Nokia. To the extent that Nokia or its Affiliates gains Control of, or acquires the associated assets of another entity, involved in the manufacture, sale or use of Covered Subscriber Units and/or Covered Infrastructure, Nokia and ITC shall negotiate in good faith (subject to resolution under the Dispute Resolution Procedures) as regards to unlicensed sales (as regards InterDigital Patents) of Covered Subscriber Units and/or Covered Infrastructure. To the extent (i) [**] at the time of Nokia acquisition no adjustment shall be made to the payments set forth in Section 3.1.1 or to any lump sum payment, or the determination of any running royalty rate made under any existing Nokia MFL Agreement ; otherwise, the parties shall negotiate in good faith such adjustments incremental to the respective sales,

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

subject to resolution under the Dispute Resolution Procedures. The parties shall also negotiate such an adjustment if Nokia acquires a number of entities, the aggregate of which had [**] Covered Subscriber Unit sales or $US[**] in Covered Infrastructure revenue at the time of the Nokia acquisition.

5.10.4	Assignment of Patents. ITC, IDC and their Affiliates, and Nokia Group may assign any patents or patent applications covered by this Agreement to third parties only on the condition that the licenses granted hereunder shall remain to be valid and effective subject to the terms of this Agreement.

5.11	Entire Agreement/Amendment. This Agreement contains the complete and final agreement between the parties, and supersedes all previous understandings relating to the subject matter hereof whether oral or written. This Agreement may only be modified by a written agreement signed by duly authorized representatives of the parties.

IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives.

INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ William A. Doyle
Name: William A. Doyle
Title: President
Date: January 29, 1999

**	Confidential material which has been omitted and filed separately with the Securities and Exchange Commission.

PROPRIETARY INFORMATION

INTERDIGITAL TECHNOLOGY CORPORATION

By:	/s/ Howard E. Goldberg
Name: Howard E. Goldberg
Title: President
Date: January 29, 1999

NOKIA CORPORATION

By:	/s/ Yrjö Neuvo	By:	/s/ Heikki Huttunen
	Name: Yrjö Neuvo		Name: Heikki Huttunen
	Title: SVP. Product Creation		Title: V.P. Licensing
	Date: January 28, 1999		Date: January 28, 1999

26